                                                      EXHIBIT 10.66

                TRUCK ENGINE RECEIVABLES MASTER TRUST

              $100,000,000 Aggregate Principal Balance
   of Floating Rate Trade Receivables Backed Notes, Series 2000-1

                         PURCHASE AGREEMENT

                    Dated as of November 15, 2000

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                                 i

      (a)  Opinion of Counsel for Seller and Navistar
           Financial..............................................8
      (b)  Opinion of Counsel for Indenture Trustee and Owner

      (b)  Indemnification of Seller and Navistar Financial,

SECTION 9. Representations, Warranties and Agreements to

Schedule A -    Initial Purchasers

Exhibit A  -    Opinion of Kirkland & Ellis (in re enforceability
                and corporate matters)

Exhibit B  -    Opinion of Kirkland & Ellis (in re disclosure
                matters)

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                            $100,000,000
     Floating Rate Trade Receivables Backed Notes, Series 2000-1

                TRUCK ENGINE RECEIVABLES MASTER TRUST

                         PURCHASE AGREEMENT

                                    November 15, 2000

Banc One Capital Markets, Inc.
One First National Plaza
Chicago, Illinois 60670

Ladies and Gentlemen:

      Truck   Engine   Receivables   Financing   Co.,   a  Delaware
corporation (the "Seller"),  and Navistar Financial Corporation,  a
Delaware corporation ("Navistar  Financial"),  hereby confirm their agreement  with  Banc One  Capital  Markets,  Inc.  (the  "Initial
Purchaser"),   with   respect  to  the   purchase  by  the  Initial
Purchaser of $100,000,000  aggregate  principal balance of Floating
Rate Trade  Receivables  Backed Notes,  Series 2000-1 (the "Notes")
of Truck Engine Receivables Master Trust (the "Trust").

      The Notes are to be issued  pursuant  to an  Indenture  to be
dated  as  of  November 21,   2000,  among  the  Seller,   Navistar
Financial,  as  Servicer  (the  "Servicer"),  and  The  Bank of New
York, as Indenture Trustee (the "Indenture  Trustee"),  and related
Series   2000-1   Supplement   to  the   Indenture   to  be   dated
November 21,  2000 (the "Supplement").  The Notes will be issued in book-entry  form  in the  name  of Cede & Co.,  as  nominee  of The
Depository  Trust Company  ("DTC"),  pursuant to a letter agreement to be dated as of the  Closing  Date (as  defined in Section  2(b))
(the "DTC  Agreement"),  among the Seller,  the  Indenture  Trustee and DTC.

      The  Seller  and  Navistar  Financial   understand  that  the
Initial  Purchaser  proposes  to make an  offering  of the Notes on the terms and in the  manner  set forth  herein  and agree that the
Initial  Purchaser may resell,  subject to the conditions set forth herein,  all or a portion of the Notes to purchasers  ("Subsequent
Purchasers")  at any time  after  the date of this  Agreement.  The
Notes are to be offered  and sold to and by the  Initial  Purchaser without  being  registered  under the  Securities  Act of 1933,  as amended (the "1933 Act"),  in reliance upon  exemptions  therefrom.
Pursuant  to  the  terms  of  the  Notes  and  the   Indenture  and
Supplement  and subject to the conditions  therein,  investors that acquire  Notes may only  resell or  otherwise  transfer  such Notes
(i) if  such  Notes are  hereafter  registered  under the 1933 Act,
(ii) outside  the United  States to  certain  persons  pursuant  to
Regulation  S of the  1933 Act  ("Regulation S"),  or  (iii) if  an
exemption  from the  registration  requirements  of the 1933 Act is available  (including  the exemption  afforded by Rule 144A ("Rule
144A")  of the  rules and  regulations  promulgated  under the 1933
Act by the Securities and Exchange Commission (the "Commission").

      The  Seller  has  prepared  and   delivered  to  the  Initial
Purchaser an electronic copy of a preliminary  offering  memorandum dated  November 2,  2000 (the  "Preliminary  Offering  Memorandum")
and  has  prepared  and  will  promptly   deliver  to  the  Initial
Purchaser an electronic copy of a final offering  memorandum  dated as of the date hereof (the "Final Offering  Memorandum"),  each for use by such Initial  Purchaser in connection with its  solicitation
of   purchases   of,  or  offering   of,  the  Notes.   "Offering
Memorandum"  means, with respect to any date or time referred to in this Agreement,  the most recent offering  memorandum  (whether the
Preliminary  Offering Memorandum or the Final Offering  Memorandum,
or  any  amendment  or   supplement   to  either  such   document),
including exhibits thereto and any documents  incorporated  therein by  reference,  which has been prepared and delivered by the Seller to the Initial  Purchaser in connection  with its  solicitation  of purchases  of, or offering  of, the Notes.  Capitalized  terms used herein  that are not  otherwise  defined  shall  have the  meanings ascribed thereto in the Offering Memorandum.

      SECTION (a)  Representations, Warranties and Agreements.

      (a)  Seller and Navistar  Financial.  The Seller and Navistar
Financial,  jointly  and  severally,  represent  and warrant to the
Initial  Purchaser  as of the  date  hereof  and as of the  Closing
Date  referred  to in  Section  2(b)  hereof,  and  agree  with the
Initial Purchaser, as follows:

           (a)  None  of the  Seller,  Navistar  Financial,  any of
      their   respective   affiliates   (other   than  the  Initial
      Purchaser),  as such term is defined in Rule 501(b) under the
      1933 Act  (each,  an  "Affiliate")  or any  person  acting on their behalf  (other than the Initial  Purchaser,  as to whom the Seller and Navistar  Financial  make no  representation), has,  directly  or  indirectly,  solicited  any offer to buy, sold or offered to sell or  otherwise  negotiated  in respect of,  or will  solicit  any  offer  to buy or offer to sell or otherwise  negotiate in respect of, any security  which is or would be  integrated  with the sale of the  Notes in a manner that would require the Notes to be registered  under the 1933
      Act.

           (b)  None  of  the  Seller,  Navistar  Financial  any of
      their  respective  Affiliates,  or any person acting on their behalf  (other  than the  Initial  Purchaser,  as to whom the
      Seller and Navistar  Financial  make no  representation)  has engaged or will engage,  in  connection  with the offering of the  Notes,  in any form of general  solicitation  or general advertising  within the meaning of Rule 502(c) under the 1933
      Act,  or has  engaged or will  engage in any  direct  selling efforts  (as  that  term is  defined  in  Regulation S)  with respect to the Notes, and the Seller and Navistar  Financial,
      any of their respective Affiliates,  and any person acting on their behalf  (other than the Initial  Purchaser,  as to whom the Seller and  Navistar  Financial  make no  representation)
      have  complied and will comply with the offering  restriction requirement of Regulation S.

           (c)  Subject  to  compliance  by the  Initial  Purchaser
      with the representations and warranties set forth in Section
      2 and the  procedures  set forth in  Section 6 hereof,  it is
      not  necessary  in  connection  with  the  offer,   sale  and
      delivery  of the Notes to the Initial  Purchaser  and to each
      Subsequent  Purchaser  in the  manner  contemplated  by  this
      Agreement  and the Offering  Memorandum to register the Notes
      under  the  1933  Act  or  to  qualify  the   Indenture   and
      Supplement  under the Trust Indenture Act of 1939, as amended
      (the "1939 Act").

           (d)  Since the respective dates as of which  information
      is  given  in the  Preliminary  Offering  Memorandum  and the
      Final  Offering  Memorandum,  (A) there  has been no material adverse  change or  development  which  would  reasonably  be expected  to  result  in a  material  adverse  change  in the condition,  financial or otherwise, of the Seller or Navistar
      Financial,  whether or not arising in the ordinary  course of business,  other  than as set  forth or  contemplated  in the
      Final   Offering   Memorandum  and  (B) there  have  been  no
      transactions   entered   into  by  the  Seller  or   Navistar
      Financial,  other  than  those  in  the  ordinary  course  of business,  that are material  with respect to the  condition, financial or otherwise,  of the Seller or Navistar Financial, other  than  as  set  forth  or  contemplated  in  the  Final
      Offering  Memorandum and other than the proposed  offering of
      $400 million of senior notes of Navistar Financial.

           (e)  Each of the Seller and Navistar  Financial has been
      duly formed and is validly  existing as a  corporation  under the laws of the State of Delaware  and all  filings  required at the date  hereof  under the laws of the State of  Delaware with respect to the due formation  and valid  existence of it as a  corporation  thereunder  have  been  made;  each of the
      Seller and Navistar  Financial  has all  requisite  power and authority  to own,  lease and operate its  properties  and to conduct its business as described in the Offering  Memorandum and to enter into and to perform  its  obligations;  and each of the Seller and  Navistar  Financial  is duly  qualified or registered as a foreign  corporation to transact business and is in  good  standing  in each  jurisdiction  in  which  such qualification or registration is required,  whether by reason of the  ownership  of property  or the  conduct of  business, except where the failure to so qualify  would not result in a material  adverse  change  in  its  condition,  financial  or otherwise.

           (f)  This Agreement has been duly  authorized,  executed
      and  delivered  by,  and  constitutes  a  valid  and  binding agreement  of, the Seller and Navistar  Financial,  except as the  enforceability  thereof  may be limited  by  bankruptcy, insolvency (including,  without limitation, all laws relating
      to  fraudulent  transfers),  moratorium,   reorganization  or
      other  similar  laws  affecting   enforcement  of  creditors'
      rights   generally  and  by  general   principles  of  equity
      (regardless of whether such  enforceability  is considered in a proceeding in equity or at law).

           (g)  As of the Closing Date, each  Transaction  Document
      to which it is a party  shall  have  been duly  executed  and delivered by the Seller and Navistar  Financial and, assuming the due authorization,  execution and delivery thereof by the other parties thereto,  shall constitute the legal, valid and binding  agreement  of the  Seller  and  Navistar  Financial, enforceable  in  accordance  with its  terms,  except  as the
      enforceability   thereof   may  be  limited  by   bankruptcy,
      insolvency (including,  without limitation, all laws relating
      to  fraudulent  transfers),  moratorium,   reorganization  or
      other  similar  laws  affecting   enforcement  of  creditors'
      rights   generally  and  by  general   principles  of  equity
      (regardless of whether such  enforceability  is considered in a proceeding in equity or at law).

           (h)  The Notes have been duly  authorized and, as of the
      Closing Date,  will have been duly executed by the Trust and, when  authenticated,  issued  and  delivered  in  the  manner provided for in the  Indenture and  Supplement  and delivered against  payment of the purchase  price  therefor as provided in this  Agreement,  will  constitute  the  legal,  valid and binding obligations of the Seller,  enforceable in accordance with their terms,  except as the  enforcement  thereof may be
      limited  by  bankruptcy,   insolvency   (including,   without
      limitation,  all  laws  relating  to  fraudulent  transfers), moratorium,  reorganization  or other similar laws  affecting enforcement  of  creditors'  rights  generally and by general principles of equity  (regardless of whether such enforcement is considered in a proceeding in equity or at law),  and will be in the form  contemplated by, and entitled to the benefits of, the Indenture and Supplement.

           (i)  Neither  the Seller nor  Navistar  Financial  is in
      violation  of  its  charter  or  bylaws,  in  default  in the
      performance   or  observance  of  any  material   obligation,
      agreement,  covenant or condition  contained in any contract, indenture,  mortgage,  loan agreement,  note,  lease or other instrument  to  which  it is a party  or by  which  it may be bound,  or to  which  any  of its  properties  or  assets  is
      subject  or  in  violation  of  any  law,   order,   rule  or
      regulation  applicable to it or any of its  properties of any court or of any federal or state  regulatory,  administrative
      agency   or   other   governmental   instrumentality   having
      jurisdiction  over  it or  any  of its  properties;  and  the execution,  delivery  and  performance  by each of the Seller and  Navistar  Financial of this  Agreement,  and each of the
      Transaction  Documents  to  which  it  is  a  party  and  the consummation  of the  transactions  contemplated  herein  and
      therein  and  in  the  Offering  Memorandum   (including  the
      issuance  and sale of the Notes  and the use of the  proceeds from  the  sale of the  Notes as  described  in the  Offering
      Memorandum   under  the  caption  "Use  of   Proceeds")   and
      compliance   by  it  with  its   obligations   hereunder  and
      thereunder  have  been  duly and  validly  authorized  by all necessary  corporate  action  and will not  conflict  with or constitute  a breach of, or default  under,  or result in the creation or imposition of any lien,  charge or encumbrance (a
      "Lien") upon any of its properties or assets  pursuant to any
      material  contract,  indenture,   mortgage,  loan  agreement,
      note,  lease or other instrument to which it is a party or by which it may be bound,  or to which any of its  properties or assets  is  subject,  nor  will  such  action  result  in any violation of the  provisions  of its charter or bylaws or any applicable law, order, rule,  regulation or administrative or court decree.

           (j)  There is no  action,  suit,  proceeding  or inquiry
      before  or by any  court  or  governmental  agency  or  body, domestic or foreign,  now  pending,  or, to the  knowledge of the  Seller or  Navistar  Financial,  threatened,  against or affecting  the  Seller  or  Navistar  Financial  which  might result  in  a  material  adverse  change  in  its  condition,
      financial   or   otherwise,   and  all   pending   legal   or
      governmental  proceedings  to  which  either  the  Seller  or
      Navistar  Financial  is a  party  or  of  which  any  of  its properties  or assets is the subject are,  considered  in the aggregate, not material.

           (k)  Subject  to  compliance  by the  Initial  Purchaser
      with the representations and warranties set forth in Section
      2(c) and the  procedures  set forth in  Section 6 hereof,  no filing with,  or  authorization,  approval or consent of, any court,  governmental  authority or agency or any other person is necessary in connection  with the execution,  delivery and performance  by the  Seller  or  Navistar  Financial  of this
      Agreement,   the  Notes  or  any  of  the  other  Transaction
      Documents  or  the  consummation  by it of  the  transactions contemplated  hereby or  thereby,  except for any  filings in accordance with applicable  state securities laws and such as will have been  obtained  and are in full force and effect as of the Closing Date.

           (l)  Each  of  the   Seller   and   Navistar   Financial
      possesses all material  certificates,  authorities,  licenses or  permits  issued  by the  appropriate  state,  federal  or foreign  regulatory  agencies or bodies as are  necessary  to conduct  the  business  now  operated  by it,  and it has not
      received   any  notice  of   proceedings   relating   to  the
      revocation   or   modification   of  any  such   certificate,
      authority,  license or permit  that,  individually  or in the aggregate, if the subject of an unfavorable decision,  ruling or finding,  would result in a material adverse change in its condition, financial or otherwise.

           (m)  On the  Closing  Date (after  giving  effect to all
      transactions  occurring  on  such  date),  the  Net  Invested
      Amount shall not exceed the Base Amount.

           (n)  No  event  has  occurred  and  is  continuing  that
      constitutes,  or with the  passage  of time or the  giving of notice or both would constitute,  an Early Amortization Event or a Servicing Default.

           (o)  Neither the Seller nor  Navistar  Financial is now,
      nor as a  result  of the  transactions  contemplated  by this
      Agreement will it become, an "investment  company," nor is it
      "controlled"  by an  "investment  company"  as such terms are defined in the Investment Company Act of 1940, as amended.

           (p)  As of the Closing  Date,  the  representations  and
      warranties  of each of the Seller and  Navistar  Financial in each Transaction  Document to which it is a party and in each officers'  certificate of the Seller and Navistar  Financial, delivered  as of the Closing  Date will be true and  correct, and the Initial  Purchaser  may rely on such  representations as if they were set forth herein in full.

      (b)  Initial  Purchaser.  The  Initial  Purchaser  represents and  warrants to the Seller and  Navistar  Financial as of the date hereof and as of the  Closing  Date  referred  to in  Section  2(b)
hereof,  and  agrees  with the Seller and  Navistar  Financial,  as follows:

           (a)  The Initial  Purchaser  represents and warrants to,
      and  agrees  with  the  Seller,  that  it is  an  "accredited investor"  within the meaning of Rule  501(a)  under the 1933
      Act (an  "Accredited  Investor"),  with  such  knowledge  and
      experience   in  financial   and  business   matters  as  are
      necessary  in order to  evaluate  the  merits and risks of an investment in the Notes,  it is purchasing the Notes pursuant to a private  sale  exempt from  registration  under the 1933
      Act,  it has not  engaged  and will not engage in  connection with  the  offering  of the  Notes  in any  form  of  general solicitation  or general  advertising  within the  meaning of
      Rule 502(c) under the 1933 Act,  and it will  solicit  offers for the Notes,  and will offer,  sell or deliver the Notes as part of  their  initial  offering,  only in  accordance  with
      Section 6.

           (b)  With respect to any  information  not  contained in
      the Offering  Memorandum  and designated as  confidential  by the Seller and  Navistar  Financial,  the  Initial  Purchaser
      hereby agrees to cause any prospective  purchaser of Notes to execute that certain  Confidentiality  Letter  agreed upon by the  parties  hereto  prior  to  the  dissemination  of  such confidential information to such purchaser.

      SECTION (b)    Sale and  Delivery  to  Initial  Purchaser  --
Closing.

      (a)  Notes.   On  the  basis  of  the   representations   and
warranties   herein   contained   and  subject  to  the  terms  and
conditions  herein  set  forth,  the  Seller  agrees to sell to the
Initial  Purchaser  and the  Initial  Purchaser  agrees to purchase from the  Seller  the  respective  principal  balance  of Notes set forth  opposite  the name of such  Initial  Purchaser in Schedule A
hereto  at  a  purchase  price  equal  to  the  principal   balance
thereof.   As  compensation  to  the  Initial   Purchaser  for  its
commitment  and obligation  hereunder in respect of the Notes,  the
Seller will pay to the  Initial  Purchaser  on the Closing  Date an amount  equal to 37.5  basis  points  multiplied  by the  aggregate
principal   balance  of  the  Notes   purchased   by  such  Initial
Purchaser hereunder (or $375,000).

      (b)  Payment.   Payment  of  the  purchase   price  for,  and
delivery  of the Notes  shall be made at the  office of  Kirkland &
Ellis,  Chicago,  Illinois,  or at such  other  place  as  shall be agreed  upon by the  Initial  Purchaser  and the  Seller,  at 10:00
A.M.  (Chicago  time) on  November 21,  2000, or such other time on the  same or  such  other  date  as  shall  be  agreed  upon by the
Initial  Purchaser  and the  Seller  (such time and date of payment and delivery  being  herein  called the  "Closing  Date").  Payment shall  be  made  to the  Seller  by wire  transfer  of  immediately available  funds  to a  bank  account  designated  by  the  Seller, against delivery to the Initial  Purchaser,  through the facilities of DTC, of the Notes to be purchased by them.

      (c)  Denominations;   Registration.   The   Notes   shall  be
registered  in  the  name  of  Cede  &  Co.  pursuant  to  the  DTC
Agreement  and  shall  be made  available  for  examination  by the
Initial  Purchaser  in Chicago,  Illinois not later than 10:00 A.M.
(Chicago time) on the last business day prior to the Closing Date.

      SECTION (c)    Covenants   of   the   Seller   and   Navistar
Financial.   The  Seller  and  Navistar  Financial  each  severally
covenant and agree as follows:

      (a)  Offering    Memorandum.    The   Seller   and   Navistar
Financial,  as promptly as  possible,  will  furnish to the Initial
Purchaser  an  electronic  copy of the  Final  Offering  Memorandum and,  with respect to any  documents  which were not or will not be provided  electronically to the Initial  Purchaser,  at the expense of the  Seller and  Navistar  Financial,  such  number of copies of any  amendments  and  supplements  to the Offering  Memorandum  and
documents   incorporated  by  reference   therein  as  the  Initial
Purchaser may reasonably request.

      (b)  Notice and  Effect of  Material  Events.  The Seller and
Navistar  Financial will immediately  notify the Initial Purchaser, and confirm  such notice in writing,  of (x) any filing made by the
Seller  or  Navistar  Financial  of  information  relating  to  the offering  of the Notes with any  securities  exchange  or any other regulatory  body in the  United  States or any other  jurisdiction, and (y) prior to the  completion  of the  placement of the Notes by the Initial  Purchaser  as  evidenced  by a notice in writing  from the Initial  Purchaser to the Seller,  any  material  changes in or
affecting  the  Seller,  Navistar  Financial,   the  Trust  or  the
Receivables  that make any  statement  in the  Offering  Memorandum false or  misleading  in any  material  respect  or which  requires additions  to or changes  in the  Offering  Memorandum  in order to make the statements therein not misleading.

      (c)  Amendment to Offering  Memorandum and  Supplements.  The
Seller and  Navistar  Financial  will advise the Initial  Purchaser
promptly  of  any  proposal  to  amend  or  supplement   the  Final
Offering   Memorandum   and  will  not  effect  such  amendment  or
supplement  without  the consent of the  Initial  Purchaser,  which consent  will not  unreasonably  be  withheld.  Neither the consent of the Initial Purchaser,  nor the Initial Purchaser's  delivery of any such  amendment  or  supplement,  shall  constitute a waiver of any of the conditions set forth in Section 5 hereof.

      (d)  Qualification  of Notes for Offer and Sale.  Each of the
Seller  and  Navistar  Financial  will  use its  best  efforts,  in cooperation  with the Initial  Purchaser,  to take  actions  within its  control to qualify the Notes for  offering  and sale under the applicable  securities  laws of such  jurisdictions  as the Initial
Purchaser  may designate  and to maintain  such  qualifications  in effect as long as  required  for the sale of the  Notes;  provided, however,  that  the  Seller  shall  not be  obligated  to file  any general  consent  to  service of process or to qualify as a foreign corporation  or as a dealer in  securities in any  jurisdiction  in which it is not so  qualified  or to subject  itself to taxation in respect of doing  business in any  jurisdiction  in which it is not otherwise so subject.

      (e)  Rating  of  Notes.  Each  of  the  Seller  and  Navistar
Financial  shall use its best  efforts  to take all  action  within its control that is necessary to enable  Standard & Poor's  Ratings
Services,  a  division  of  McGraw  Hill,  Inc.  ("S&P").   Moody's
Investors  Service,  Inc.  ("Moody's")  and Fitch to provide  their respective  credit ratings of the Notes and to the extent,  if any, that any rating  provided with respect to the Notes is  conditional upon  the  furnishing  of  documents  or the  taking  of any  other actions  by the  Seller or  Navistar  Financial,  to  furnish  such documents and take such actions as soon as is practicable.

      (f)  DTC.  Each of the Seller  and  Navistar  Financial  will cooperate  with the Initial  Purchaser  and use its best efforts to take  actions  within  its  control  to  permit  the  Notes  to  be eligible for clearance  and  settlement  through the  facilities of
DTC and  through  the  Euroclear  System  and  Coldstream  Banking, societe anonyme.

      (g)  Use of  Proceeds.  The  Seller  and  Navistar  Financial
will use the  proceeds  received by them from the sale of the Notes in the manner  specified in the Offering  Memorandum  under "Use of
Proceeds."

      (h)  Information.  So long as any Notes are outstanding,  the
Seller  and  Navistar  Financial  agree to provide to any holder of the Notes, or any prospective  purchaser thereof,  pursuant to Rule
144A,  such  information  as is  available  to it  and  as  may  be required to render the Notes eligible for resale pursuant thereto.

      (i)  Compliance   Statements.   So  long  as  any  Notes  are
outstanding,  the  Seller  and  Navistar  Financial  will make good faith  efforts to deliver or cause to be  delivered  to the Initial
Purchaser the annual  statements  as to  compliance  and the annual statements  of a  firm  of  independent  public  accountants  as to compliance.

      SECTION (d)    Payment  of  Expenses.  Each of the Seller and
Navistar  Financial  agree,  jointly  and  severally,  to  pay  all expenses  incident  to the  performance  of its  obligations  under this  Agreement,  including:  (a) the  preparation  and printing of the Offering  Memorandum  (including  financial  statements and any schedules  or exhibits  and any  document  incorporated  therein by reference)  and of each  amendment or supplement  thereto,  (b) the preparation,  printing  and  delivery to the Initial  Purchaser  of this  Agreement,  the  Indenture  and  Supplement  and  such  other documents  as may be  required  in  connection  with the  offering,
purchase,   sale,  issuance  or  delivery  of  the  Notes,  (c) the
preparation,  issuance  and  delivery  of the Notes to the  Initial
Purchaser,  including any charges of DTC in  connection  therewith,
(d) the  fees and  disbursements  of the counsel,  accountants  and other  advisors  to the  Seller  and  Navistar  Financial,  (e) the qualification  of the Notes  under  securities  laws in  accordance with the provisions of Section 3(d) hereof,  including  filing fees
and  the  fees  and   disbursements  of  counsel  for  the  Initial
Purchaser  in  connection  therewith  and in  connection  with  the preparation  of the Blue Sky  Survey  and any  supplement  thereto,
(f) the  fees and expenses of the Owner  Trustee and the  Indenture
Trustee,  including the fees and  disbursements  of counsel for the
Owner  Trustee and the  Indenture  Trustee in  connection  with the
Indenture,  the Supplement and the Notes;  and (g) any fees payable in connection with the rating of the Notes.

      In  addition,   the  Seller  and  Navistar  Financial  agree,
jointly and  severally,  to pay all  out-of-pocket  expenses of the
Initial  Purchaser  incurred by the Initial Purchaser in connection with the  transactions  contemplated by this Agreement,  including, but not  limited to,  reasonable  legal fees and  expenses  and due diligence travel and expenses.

      SECTION (e)    Conditions     of     Initial      Purchaser's
Obligations.  The  obligations of the Initial  Purchaser  hereunder are subject to the accuracy of the  representations  and warranties of  the  Seller  and  Navistar  Financial  contained  in  Section 1 hereof,  to the  performance  by the Seller and Navistar  Financial of their  respective  covenants  and other  obligations  hereunder, and to the following further conditions:

      (a)  Opinion  of   Counsel   Regarding   Enforceability   and
Corporate   Matters.   As  of  the   Closing   Date,   the  Initial
Purchaser,  Navistar  Financial  and the Seller shall have received the  opinions,  dated as of the Closing  Date, of Kirkland & Ellis, special counsel to the Seller,  Navistar  Financial and the Initial
Purchaser, to the effect set forth in Exhibit A hereto.

      (b)  Opinion  of  Counsel  for  Indenture  Trustee  and Owner
Trustee.  As of the  Closing  Date,  the  Initial  Purchaser  shall have  received  the  opinions,  dated as of the  Closing  Date,  of special  counsel to the Owner  Trustee and the  Indenture  Trustee, in form and  substance  satisfactory  to  counsel  for the  Initial
Purchaser,  with  respect to such matters as counsel to the Initial
Purchaser may reasonably request.

      (c)  Opinion of Counsel Regarding  Disclosure  Matters. As of
the Closing Date,  the Initial  Purchaser,  Navistar  Financial and
the  Seller  shall  have  received  the  opinions,  dated as of the
Closing Date, of Kirkland & Ellis,  special  counsel to the Initial
Purchaser,  Navistar  Financial  and the  Seller to the  effect set forth in Exhibit B hereto.

      (d)  Officers'  Certificate.  As of  the  Closing  Date,  the
Initial  Purchaser  shall have received  certificates,  dated as of the Closing  Date,  of the  President,  any Vice  President  or the
Treasurer  or any  Assistant  Treasurer  of each of the  Seller and
Navistar  Financial,   in  which  such  officer  shall  state  that
(i) the  representations  and  warranties of the Seller or Navistar
Financial,  as the case  may be,  in this  Agreement  or any of the
Transaction  Documents  are  true  and  correct  on  and  as of the
Closing Date,  (ii) the Seller or Navistar  Financial,  as the case may  be,  has  complied  with  all  agreements  and  satisfied  all conditions  on its part to be performed  or satisfied  hereunder or under the  Transaction  Documents on or prior to the Closing  Date, and  (iii) subsequent  to the  date of this  Agreement,  there  has been no material  adverse  change in the  condition,  financial  or otherwise,  or  in  the  earnings,  business  affairs  or  business prospects  of  International  Truck  and  Engine  Corporation,  the
Seller or  Navistar  Financial,  as the case may be,  except as set forth in or contemplated by the Offering Memorandum.

      (e)  Procedures  Letter.  At the  time  of the  execution  of this  Agreement,  the Initial  Purchaser shall have received from a
firm  of  independent,   nationally  recognized,  certified  public
accountants   acceptable   to  the   Initial   Purchaser  a  letter
("Procedures  Letter"),  in form and substance  satisfactory to the
Initial  Purchaser,  verifying  the accuracy of such  financial and statistical data contained in the Preliminary  Offering  Memorandum as the Initial Purchaser shall deem advisable.

      (f)  Rating  of  Notes.  As of the  Closing  Date,  the Notes
shall be rated in the "A"  category  or its  equivalent  by each of
S&P,  Moody's and Fitch.  The Seller  shall have  delivered  to the
Initial  Purchaser  a letter  dated as of the  Closing  Date,  from each such rating  agency,  or other  evidence  satisfactory  to the
Initial Purchaser, confirming that the Notes have such ratings.

      (g)  Additional  Documents.  As of the Closing Date,  counsel for the  Initial  Purchaser  shall  have been  furnished  with such documents  and  opinions  as they may  reasonably  require  for the purpose  of  enabling  them to pass upon the  issuance  and sale of the  Notes as  herein  contemplated,  or in order to  evidence  the accuracy  of any  of  the  representations  or  warranties,  or the fulfillment of any of the  conditions,  herein  contained;  and all proceedings  taken by the  Seller,  Navistar  Financial,  the Owner
Trustee or the Indenture  Trustee in  connection  with the issuance and sale of the Notes as herein  contemplated  shall be  reasonably satisfactory  in form and  substance to the Initial  Purchaser  and counsel for the Initial Purchaser.

      (h)  Termination  of Agreement.  If any  condition  specified in  this  Section  shall  not  have  been  fulfilled  when  and  as required to be fulfilled,  this  Agreement may be terminated by the
Initial  Purchaser  by notice to the Seller at any time on or prior to  the  Closing  Date,  and  such  termination  shall  be  without liability  of any party to any other  party  except as  provided in
Section 4  and except  that  Sections  1, 7, 8 and 9 shall  survive any such termination and remain in full force and effect.

      All opinions,  letters,  evidence and certificates  mentioned
above  or   elsewhere  in  this   Agreement   shall  be  deemed  in
compliance  with the  requirements  hereof only if they are in form and substance  reasonably  satisfactory  to counsel for the Initial
Purchaser.

      SECTION (f)    Subsequent Offers and Resales of the Notes.

      (a)  Offer and Sale Procedures.  The Initial  Purchaser,  the
Seller  and  Navistar  Financial  hereby  establish  and  agree  to observe the following  procedures in connection  with the offer and sale of the Notes:

           (a)  Offers  and Sales only to  Qualified  Institutional
      Buyers.  Offers  and  sales of the Notes  shall  only be made
      (A) in the  case of  offers  inside  the  United  States,  to persons whom the offeror or seller reasonably  believes to be
      Qualified  Institutional  Buyers,  or, if any such  person is buying for one or more  institutional  accountants  for which such person is acting as fiduciary  or agent,  only when such person has  represented  to such  offeror or seller that such account is a Qualified  Institutional  Buyer,  to whom notice has been  given that such sale or  delivery  is being made in reliance on Rule 144A,  and (B) in the case of offers outside the  United  States,  to  persons  other  than  U.S.  persons
      ("foreign  purchasers,"  which term shall include  dealers or other  professional  fiduciaries  in the United States acting on  a  discretionary  basis  for  foreign  beneficial  owners
      (other than an estate or trust));  provided,  however, in the case of clause (B),  in  purchasing  such Notes such  persons are deemed to have  represented  and agreed as provided under
      the  caption   "Transfer   Restrictions"   in  the   Offering
      Memorandum.

           (b)  No General  Solicitation.  No general  solicitation
      or general  advertising  (within  the  meaning of Rule 502(c)
      under  the 1933  Act)  will be used in the  United  States in connection with the offering or sale of the Notes.

           (c)  Subsequent Purchaser  Notification.  In the case of
      offers  and sales  inside  the  United  States,  the  Initial
      Purchaser  will take  reasonable  steps to inform,  and cause each of its  Affiliates  doing  business in the United States to take reasonable steps to inform,  persons  acquiring Notes from the Initial Purchaser or Affiliate,  as the case may be, that the Notes  (A) have not been and will not be  registered under  the  1933  Act,  (B) are  being  sold to them  without registration  under the 1933 Act in  reliance on Rule 144A or in accordance with another exemption from registration  under the  1933  Act,  as the  case  may  be,  and  (C)  may not be offered,  sold  or  otherwise  transferred  except  (1)  to a person whom the seller  reasonably  believes is a  "qualified institutional  buyer" as defined in Rule 144A that  purchases for its own account or for the  account of another  qualified institutional  buyer to whom notice is given that the resale, pledge or  transfer  is being made in  reliance on Rule 144A,
      (2) in offshore  transactions  in accordance with Rule 903 or
      904 of  Regulation  S,  (3)  pursuant  to  another  exemption available  under  the  1933  Act or (4)  pursuant  to a valid registration statement.

           (d)  Restrictions    on    Transfer.     The    transfer
      restrictions  and  the  other  provisions  set  forth  in the
      Offering    Memorandum    under   the    heading    "Transfer
      Restrictions,"  including the legend required thereby,  shall apply to the  Notes  except  as  otherwise  agreed  among the
      Seller, Navistar Financial and the Initial Purchaser.

      (b)  Covenants  of the Seller and  Navistar  Financial.  Each
of the Seller and Navistar  Financial,  severally  and not jointly, covenants with the Initial Purchaser as follows:

           (a)  Integration.   Each  of  the  Seller  and  Navistar
      Financial  agrees  that  it  will  not  and  will  cause  its
      Affiliates  not to solicit any offer to buy or make any offer or sale of, or otherwise  negotiate in respect of, securities
      of  any  class  if,   as  a  result   of  the   doctrine   of
      "integration"  referred  to in Rule 502  under  the 1933 Act, such offer or sale would  render  invalid (for the purpose of
      (A) the  sale  of the  Notes  by the  Seller  to the  Initial
      Purchaser,  (B) the  resale  of  the  Notes  by  the  Initial
      Purchaser to Subsequent  Purchasers or (C) the  resale of the
      Notes by such Subsequent  Purchasers to others) the exemption from the  registration  requirements of the 1933 Act provided by  Section  4(2)  thereof  or by  Rule  144A  thereunder  or otherwise.

           (b)  Rule  144A  Information.  Each  of the  Seller  and
      Navistar  Financial agrees that, in order to render the Notes eligible  for  resale  pursuant  to Rule 144A  under the 1933
      Act, while any of the Notes remain outstanding,  it will make
      available,   upon   request,   to  any  holder  of  Notes  or
      prospective  purchasers of Notes the information specified in
      Rule 144A(d)(4)  available to it (such  information is herein referred to as "Additional Information").

      SECTION (g)    Indemnification

      (a)  Indemnification  of  lnitial  Purchasers.  Each  of  the
Seller and Navistar  Financial  agrees,  jointly and severally,  to
indemnify  and  hold  harmless  the  Initial   Purchaser  and  each
person,  if any,  who  controls  the Initial  Purchaser  within the meaning  of  Section  15 of the 1933 Act or  Section 20 of the 1934
Act as follows:

           (a)  against any and all loss, liability,  claim, damage
      and  expense  whatsoever,  as  incurred,  arising  out of any untrue  statement or alleged  untrue  statement of a material fact contained in any Preliminary  Offering Memorandum or the
      Final  Offering  Memorandum  (or any  amendment or supplement thereto),  or the omission or alleged omission therefrom of a material  fact  necessary  in order  to make  the  statements therein,  in the light of the circumstances  under which they were made, not misleading;

           (b)  against any and all loss, liability,  claim, damage
      and expense  whatsoever,  as  incurred,  to the extent of the aggregate  amount paid in  settlement of any  litigation,  or any  investigation or proceeding by any  governmental  agency or body, commenced or threatened,  or of any claim whatsoever based upon any such  untrue  statement  or  omission,  or any such alleged untrue statement or omission;  provided that any such  settlement is effected with the written  consent of the
      Seller and Navistar Financial;

           (c)  against   any  and  all  expense   whatsoever,   as
      incurred  (including the reasonable fees and disbursements of
      counsel   chosen  by  the  Initial   Purchaser),   reasonably
      incurred in  investigating,  preparing or  defending  against any  litigation,  or any  investigation  or proceeding by any governmental agency or body, commenced or threatened,  or any claim  whatsoever  based upon any such  untrue  statement  or omission  of the Seller or  Navistar  Financial,  or any such alleged  untrue  statement  or  omission  of  the  Seller  or
      Navistar  Financial,  to the extent that any such  expense is not paid under (i) or (ii) above;

provided,  however,  that (x) the indemnity  provided in (i), (ii), and (iii)  shall not apply to any loss,  liability,  claim,  damage or expense to the extent  arising  out of any untrue  statement  or omission or alleged  untrue  statement or omission made in reliance upon and in conformity  with written  information  furnished to the
Seller or Navistar  Financial  by the Initial  Purchaser  expressly for use in the Offering  Memorandum (or any amendment  thereto) and
(y) the foregoing  indemnity  with respect to any untrue  statement
contained  in  or  any  omission  from  the  Preliminary   Offering
Memorandum   shall  not  inure  to  the   benefit  of  the  Initial
Purchaser (or any person  controlling such Initial  Purchaser) from whom the person asserting any such loss,  liability,  claim, damage or  expense  purchased  any of  the  Notes  that  are  the  subject thereof if the  Seller or  Navistar  Financial  shall  sustain  the burden  of  proving  that  (i) the  untrue  statement  or  omission contained in the Preliminary  Offering  Memorandum was corrected in the Final  Offering  Memorandum;  (ii) such  person was not sent or given a copy of the Final Offering  Memorandum  which corrected the
untrue   statement   or   omission  at  or  prior  to  the  written
confirmation  of the sale of such Notes to such  person;  and (iii)
the Seller  satisfied  its  obligation  pursuant to Section 3(b) of this  Agreement to provide to the Initial  Purchaser an  electronic copy of the Final Offering  Memorandum  which  corrected the untrue statement or omission.

      (b)  Indemnification   of  Seller  and  Navistar   Financial,
Directors and Officers.

           (a)  The  Initial  Purchaser  agrees  to  indemnify  and
      hold  harmless  the Seller and  Navistar  Financial  and each
      person,   if  any,   who  controls  the  Seller  or  Navistar
      Financial,  respectively, within the meaning of Section 15 of the 1933 Act or  Section 20 of the 1934 Act  against  any and all loss,  liability,  claim, damage and expense described in the indemnity  contained in  subsection  (a) of this Section, as incurred,  but only with respect to untrue  statements  or omissions,  or alleged untrue  statements or omissions,  made
      in  the  Offering   Memorandum   in  reliance   upon  and  in
      conformity with written  information  furnished to the Seller or Navistar Financial by the Initial Purchaser  expressly for use in the  Offering  Memorandum.  The  Seller  and  Navistar
      Financial  acknowledge  that the  statements set forth in the eighth  paragraph under the caption "Plan of Distribution" in
      the   Offering   Memorandum   constitute   the  only  written
      information  furnished to the Seller or Navistar Financial by the  Initial  Purchaser  expressly  for  use in the  Offering
      Memorandum.

           (b)  The  Initial  Purchaser  agrees  to  indemnify  and
      hold  harmless  the Seller and  Navistar  Financial  and each
      person,   if  any,   who  controls  the  Seller  or  Navistar
      Financial,  respectively, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act,  against  any and all loss, liability,  claim, damage and expense, as incurred, arising from a breach of Section 1(b)(ii).

      (c)  Actions    against    Parties;    Notification.     Each
indemnified  party  shall give  notice as  promptly  as  reasonably practicable  to each  indemnifying  party of any  action  commenced against it in respect of which  indemnity may be sought  hereunder, but  failure to so notify an  indemnifying  party shall not relieve such  indemnifying  party  from  any  liability  hereunder  to  the extent it is not  materially  prejudiced as a result thereof and in any event  shall not  relieve  it from any  liability  which it may have  otherwise  than on account of this  indemnity  agreement.  In the case of parties  indemnified  pursuant  to Section  7(a) above, counsel  to  the  indemnified  parties  shall  be  selected  by the
Initial   Purchaser  and,  in  the  case  of  parties   indemnified
pursuant  to  Section  7(b)  above,   counsel  to  the  indemnified
parties  shall be  selected by the Seller and  Navistar  Financial.
An  indemnifying  party may  participate  at its own expense in the defense of any such  action;  provided,  however,  that  counsel to the  indemnifying  party shall not (except  with the consent of the indemnified  party) also be counsel to the  indemnified  party.  In no event  shall the  indemnifying  parties  be liable  for fees and expenses  of more  than  one  counsel  (in  addition  to any  local counsel)  separate  from  their  own  counsel  for all  indemnified parties in  connection  with any one action or separate but similar or related  actions  in the same  jurisdiction  arising  out of the same general  allegations or circumstances.  No indemnifying  party shall,  without  the  prior  written  consent  of  the  indemnified parties,  settle  or  compromise  or  consent  to the  entry of any judgment with respect to any litigation,  or any  investigation  or proceeding  by  any  governmental  agency  or  body,  commenced  or
threatened,   or  any  claim   whatsoever   in   respect  of  which
indemnification   or  contribution   could  be  sought  under  this
Section 7  or  Section 8  hereof  (whether  or not the  indemnified parties  are actual or  potential  parties  thereto),  unless  such settlement,  compromise  or consent (i)  includes an  unconditional release of each  indemnified  party from all liability  arising out of such  litigation,  investigation,  proceeding  or claim and (ii)
does not  include  a  statement  as to or an  admission  of  fault,
culpability   or  a  failure   to  act  by  or  on  behalf  of  any
indemnified party.

      SECTION (h)    Contribution.     If    the    indemnification
provided for in Section 7 hereof is for any reason  unavailable  to or  insufficient  to hold harmless an indemnified  party in respect of any losses,  liabilities,  claims,  damages or expenses referred to therein,  then each  indemnifying  party shall contribute to the aggregate amount of such losses,  liabilities,  claims, damages and expenses  incurred by such indemnified  party, as incurred,  (i) in
such   proportion  as  is   appropriate  to  reflect  the  relative
benefits  received by the Seller and Navistar  Financial on the one hand  and  the  Initial  Purchaser  on  the  other  hand  from  the offering  of the Notes  pursuant to this  Agreement  or (ii) if the allocation  provided by clause (i) is not  permitted by  applicable law, in such  proportion as is  appropriate to reflect not only the relative  benefits  referred  to in  clause  (i) above but also the relative  fault of the Seller  and  Navistar  Financial  on the one hand and of the Initial  Purchaser on the other hand in  connection with the  statements  or omissions  which  resulted in such losses, liabilities,  claims,  damages  or  expenses,  as well as any other relevant equitable considerations.

      The  relative  benefits  received by the Seller and  Navistar
Financial  on the one hand and the Initial  Purchaser  on the other hand in  connection  with the  offering  of the Notes  pursuant  to this  Agreement  shall  be  deemed  to be in  the  same  respective proportions  as the total net  proceeds  from the  offering  of the
Notes  pursuant  to  this  Agreement  (before  deducting  expenses)
received  by the Seller and the  discount  received  by the Initial
Purchaser,  bear to the  aggregate  initial  offering  price of the
Notes.

      The relative  fault of the Seller and  Navistar  Financial on the one hand and the Initial  Purchaser  on the other hand shall be determined by reference  to, among other  things,  whether any such untrue or alleged  untrue  statement of a material fact or omission
or  alleged   omission  to  state  a  material   fact   relates  to
information  supplied by the Seller and Navistar Financial,  on the one hand, or by the Initial  Purchaser,  on the other hand, and the parties'  relative  intent,  knowledge,  access to information  and opportunity to correct or prevent such statement or omission.

      Each  of the  Seller,  Navistar  Financial  and  the  Initial
Purchaser  agree  that  it  would  not be  just  and  equitable  if contribution  pursuant  to this  Section 8 were  determined  by pro rata  allocation  or by any other method of  allocation  which does not  take  account  of the  equitable  considerations  referred  to above in this Section 8.

      Notwithstanding   the  provisions  of  this  Section  8,  the
Initial  Purchaser  shall not be required to contribute  any amount that in the  aggregate  exceeds  the total price at which the Notes were  purchased  and resold by such  Initial  Purchaser  under this
Agreement,  less the  aggregate  amount of any  damages  which such
Initial  Purchaser has otherwise  been required to pay by reason of such  untrue or alleged  untrue  statement  or  omission or alleged omission or breach.

      No person guilty of fraudulent  misrepresentation (within the meaning of  Section  11(f) of the 1933 Act)  shall be  entitled  to
contribution   from  any   person   who  was  not  guilty  of  such
fraudulent misrepresentation.

      For  purposes of this  Section 8, each  person,  if any,  who controls  the  Initial  Purchaser  within the meaning of Section 15 of the 1933 Act or  Section  20 of the 1934 Act shall have the same rights to contribution as the Initial  Purchaser,  and each person, if any,  who  controls  either  the  Seller or  Navistar  Financial within  the  meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act  shall  have the same  rights to  contribution  as the
Seller or Navistar Financial, as the case may be.

      SECTION (i)    Representations,  Warranties and Agreements to
Survive Delivery.  All  representations,  warranties and agreements
of  any  party   hereto   contained   in  this   Agreement   or  in
certificates  of  officers  of the  Seller and  Navistar  Financial submitted  pursuant  hereto  shall  remain  operative  and in  full force and effect,  regardless  of any  investigation  made by or on behalf of the Initial  Purchaser or any controlling  person,  or by or on  behalf  of the  Seller  and  Navistar  Financial,  and shall survive delivery of the Notes to the Initial Purchaser.

      SECTION (j)    Termination of Agreement.

      (a)  Termination;   General.   The  Initial   Purchaser   may
terminate this Agreement,  by notice to the Seller,  at any time on or prior to the  Closing  Date (i) if there  has  been,  since  the time of execution of this Agreement or since the  respective  dates as of which  information is given in the Offering  Memorandum,  any material  adverse change in the condition,  financial or otherwise, or in the earnings,  business affairs or business  prospects of the
Seller,  Navistar  Financial  or the  Trust  created  by the  Trust
Agreement  whether  or  not  arising  in  the  ordinary  course  of business,  (ii)  if  there  has  occurred  any  downgrading  in the rating of the securities of the Seller,  Navistar  Financial or the
Trust   by   any   "nationally    recognized   statistical   rating
organization"  (as  such  term  is  defined  for  purposes  of Rule
436(g)  under the 1933  Act) or any  public  announcement  that any such  organization  has under  surveillance  or  review  any of the securities  of the Seller,  Navistar  Financial or the Trust (other than an  announcement  with  positive  implications  of a  possible upgrading,  and no  implication  of a possible  downgrading of such rating),  (iii) if there has occurred any material  adverse  change in the  financial  markets in the  United  States or  financial  or
economic   conditions  in  the  United  States,   any  outbreak  of
hostilities or escalation  thereof or other calamity or crisis,  in each case the  effect of which is such as to,  in the  judgment  of the Initial  Purchaser,  materially impair the Initial  Purchaser's ability to market the Notes or to  enforce  contracts  for the sale of the Notes,  or (iv) if a banking  moratorium  has been  declared by either Federal, New York or Illinois authorities.

      (b)  Liabilities.  If this  Agreement is terminated  pursuant to this Section,  such  termination  shall be without  liability of any  party to any  other  party  except as  provided  in  Section 4 hereof,  and  provided  further  that  Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

      SECTION (k)    Notices.     All     notices     and     other
communications  hereunder  shall be in writing  and shall be deemed to have been duly given if mailed or  transmitted  by any  standard
form  of  telecommunication.   Notices  to  the  Initial  Purchaser
shall be directed to Banc One  Capital  Markets,  Inc. at One First
National Plaza, Chicago,  Illinois 60670,  attention of Christopher
J.  Gilker;  notices  to the  Seller  shall  be  directed  to Truck
Engine  Receivables  Financing  Co.,  2850 West Golf Road,  Rolling
Meadows,  Illinois  60008,  attention Vice President and Treasurer;
and  notices to  Navistar  Financial  shall be directed to Navistar
Financial  Corporation,  2850  West  Golf  Road,  Rolling  Meadows,
Illinois 60008, attention Vice President and Treasurer.

      SECTION (l)    No-Petition.   The  Initial  Purchaser  agrees
that  prior to a date  that is one year and one day  after the date on which  all  amounts  owing  under  the  Notes  have been paid in full,  it will not  commence,  or join with any other  creditor  of the Seller in  commencing,  against  the  Seller,  any  bankruptcy, insolvency,  arrangement,  reorganization,  receivership, relief or
similar   proceeding   under  any  bankruptcy  or  similar  law  or
assignment  for the  benefit  of  creditors  or any  marshaling  of assets and liabilities.

      SECTION (m)    Parties.  This  Agreement  shall  inure to the
benefit of and be binding  upon the Initial  Purchaser,  the Seller and Navistar  Financial and their  respective  successors.  Nothing expressed or  mentioned  in this  agreement is intended or shall be construed  to give any person,  other than the  Initial  Purchaser, the Seller and Navistar  Financial and their respective  successors and the  controlling  persons and officers and  directors  referred to in Sections 7 and 8 and their  heirs and legal  representatives, any legal or equitable  right,  remedy or claim under or in respect
of  this  Agreement  or  any  provision  herein   contained.   This
Agreement and all  conditions  and  provisions  hereof are intended
to  be  for  the  sole  and   exclusive   benefit  of  the  Initial
Purchaser,  the Seller and Navistar  Financial and their respective
successors,   and  said   controlling   persons  and  officers  and
directors  and their heirs and legal  representatives,  and for the benefit  of no  other  person.  No  purchaser  of  Notes  from  the
Initial  Purchaser  shall be  deemed  to be a  successor  by reason merely of such purchase.

      SECTION (n)    Governing Law. This  Agreement  shall governed
by and  construed  in  accordance  with  the  laws of the  State of
Illinois.

      SECTION (o)    Effect of  Headings.  The  Article and Section
headings herein are for  convenience  only and shall not affect the construction hereof.

                      *     *     *     *     *

      If the foregoing is in accordance with your  understanding of our  agreement,  please sign and return to the Seller a counterpart hereof,  whereupon this  instrument,  along with all  counterparts, will become a binding  agreement  between  the  Initial  Purchaser,
Navistar Financial, and the Seller in accordance with its terms.

                               Very truly yours,

                               TRUCK ENGINE  RECEIVABLES  FINANCING
CO.

                               By:
                                     Name:
                                     Its:

                               NAVISTAR FINANCIAL CORPORATION

                               By:
                                     Name:
                                     Its:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC ONE CAPITAL MARKETS, INC.

By:             .....
      Name:     .....
      Its: Authorized Signatory

--------------------------------------------------------------------------------
                             SCHEDULE A

                         INITIAL PURCHASERS

         -----------------------------------------------------

               Name of Initial             Principal Balance
                  Purchaser                    of Notes
         -----------------------------------------------------

         Banc One Capital Markets, Inc.       $100,000,000
                                         -------------------

                                              $100,000,000
                                         ===================

--------------------------------------------------------------------------------
                              EXHIBIT A

                     OPINION OF KIRKLAND & ELLIS
             (Counsel for Seller and Navistar Financial)

--------------------------------------------------------------------------------
                              EXHIBIT B

                     OPINION OF KIRKLAND & ELLIS
                   (Counsel for Initial Purchaser)